SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

CAPITAL PROPERTIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(A)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

Capital Properties, Inc. (the “Company”) previously filed a definitive proxy statement dated March 15, 2016 with respect to the annual meeting of shareholders to be held on April 26, 2016. On March 22, 2016, after the Company mailed its proxy materials to its shareholders, the Company discovered an error in the number of shares of the Company’s Class A Common Stock owned by Morris Propp reported in the proxy statement. The Company reported that Morris Propp owns 408,166 shares of the Company’s Class A Common Stock (6.2% of the outstanding class of stock) but according to a Schedule 13G/A filed on November 17, 2015, Morris Propp owns 478,164 shares of the Company’s Class A Common Stock (7.2% of the outstanding class of stock). This Amendment No. 1 supplements and restates the “Security Ownership of Certain Beneficial Owners and Management” table contained on page 5 of the Company’s definitive proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table set forth below reflects the only persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the best of the Company’s knowledge were, on March 1, 2016, the beneficial owners of more than five percent of the Company’s outstanding Class A Common Stock, $.01 par value.

Name and Address	Number of shares held[1]		Percent of Class

Robert H. Eder Trust and Linda Eder Trust 130 Sunrise Avenue, Apt. 507 Palm Beach, Florida 33480	3,453,420	[2]	52.3%

TowerView LLC 500 Park Avenue New York, New York 10022	578,997		8.8%

Morris Propp 366 Eagle Drive Jupiter, Florida 33477	478,164		7.2%

Lance S. Gad 5310 N. Ocean Drive, Unit 702 Singer Island, FL 33404	382,096		5.8%

[1]	All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934.
[2]	Robert H. Eder and Linda Eder are husband and wife, and each is a co-trustee of the Robert H. Eder Trust and Linda Eder Trust.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 26, 2016.

This Amendment No. 1, the Company’s Proxy Statement, sample proxy cards and Annual Report on Form 10-K are available at:

http://materials.proxyvote.com/140430